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                                                                  EXHIBIT 10(iv)

                          CVF TECHNOLOGIES CORPORATION
                           CHANGE OF CONTROL AGREEMENT

         AGREEMENT by and between CVF Technologies Corporation. ("CVF"), a Nevada corporation (the "Company"), and _________ (the "Executive"), dated as of the ___ day of _______, ____.

         WHEREAS, the Executive is a founder of the Company and has worked diligently to advance the interests of the Company for the previous fourteen years, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below). The Board believes it is imperative to (1) diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control; (2) encourage the Executive's full attention and dedication the Company currently and in the event of any threatened or pending Change of Control; (3) to enable the Executive, without being influenced by the uncertainties of the Executive's own situation, to assess and advise the Company whether proposals concerning any potential change of control of the Company are in the best interests of the Company and its shareholders and to take other action regarding these proposals as the Company might determine appropriate; and (4) provide the Executive with compensation and benefits arrangements on a Change of Control that ensure that the compensation and benefits expectations of the Executive will be satisfied and that are competitive with those of other corporations. Therefore, to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

        NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

        1.      Certain Definitions

                  (a) An "Affiliate" of, or a Person "Affiliated" with, a Person, means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under current control with, the Person specified.

                  (b) "Change of Control Period" means the period beginning on the date of this Agreement and ending on the third anniversary of that date. However, beginning on the first anniversary of the date of this Agreement, and on each successive anniversary of such date (the first and each successive anniversary each is referred to as a "Renewal Date"), the Change of Control Period will be automatically extended so it terminates 36 months from the Renewal Date.

                  (c) "Company" means, collectively, the Company and its Subsidiaries except for purposes of Section 2 or where the context clearly requires otherwise.

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                  (d)      "Person" has the meaning given that term in Sections
13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding any Person described in and satisfying the conditions of Rule 13d-1(b)(1) of Section 13.

                  (e) "Subsidiary" means any corporation, limited liability company, partnership or other entity that is an Affiliate of the Company.

        2. Change of Control. "Change of Control" means the occurrence of any of the following:

                  (a) the sale, lease transfer, conveyance or other disposition (including by way of merger or consolidation) of all or substantially all of the assets of the Company to any Person;

                  (b) the consummation of any transaction the result of which is that any Person becomes the beneficial owner, directly or indirectly, of more than 20% of the voting stock of the Company (measured by voting power rather than number of shares);

                  (c) the first day in which a majority of the directors of the Company are not Continuing Directors (which shall mean directors of the Company in office on the date of this Agreement or directors nominated by such directors) or directors nominated by Continuing Directors; or

                  (d) the first day on which Jeffrey Dreben and Robert Nally constitute less than fifty percent (50%) of the Board.

        3. Termination of Employment/Consulting Arrangement. For purposes of this Agreement, "Good Reason" means:

                  (a) the assignment to the Executive of any responsibilities or duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of written notice given by the Executive;

                  (b) the Company requiring the Executive to be based at any office or location other than that in effect prior to the Change in Control, requiring the Executive to travel away from the Executive's office in the course of discharging responsibilities or duties in a manner that is inappropriate for the performance of the Executive's duties and that is significantly more frequent (in terms of either consecutive days or aggregate days in any calendar year) than was required prior to the Change of Control;

                  (c) any purported termination by the Company of the Executive's employment/consulting arrangement; or

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                  (d)      any failure by the Company or any successor to the
Company to comply with and satisfy the terms of that certain Services Agreement between the Corporation and D and N Consulting.

For the purposes of this Section 3, any good faith determination of "Good Reason" made by the Executive shall be conclusive.

        4. Obligations of the Company upon Termination. If, during the Change of Control Period, the Company shall terminate the Executive's employment/consulting arrangement, or the Executive shall terminate employment/consulting arrangement under this Agreement for Good Reason:

                  (a) the Company shall pay the Executive an amount equal to the average of his annual base salary/consulting fees and bonuses for the five year period prior to the date of termination, for a period of three years;

                  (b) the Company shall pay the Executive up to $25,000 for executive outplacement services utilized by the Executive, on the receipt by the Company of written receipts or other appropriate documentation;

                  (c) for three years, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and, where applicable, the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies in existence on the date of the change of control if the Executive's employment/consulting arrangement had not been terminated; provided, however, that if the Executive becomes employed elsewhere and is thereby afforded comparable insurance and welfare benefits to those provided by the Company as of the date of this Agreement, the Company's obligation to continue providing the Executive with such benefits shall cease or be correspondingly reduced, as the case may be; and

                  (d) any outstanding stock options, stock appreciation rights and restricted stock held by the Executive pursuant to any Company stock plan shall immediately become vested, exercisable, and freely transferable, as the case may be, as to all or any part of the shares covered by those plans, with the Executive being able to exercise his or her stock options and other rights within a period of twelve months following the date of termination or such longer period as may be permitted under the plans and applicable agreements.

        5. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other agreements with the Company. Amounts that are vested benefits or that the Executive otherwise is entitled to receive under any plan, policy, practice or program of the

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Company at or subsequent to the date of termination shall be payable in accordance with such plan, policy, practice or program, except as explicitly modified by this Agreement.

        6. Full Settlement; Legal Fees. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations, except as specifically provided otherwise in this Agreement, shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action the Company may have against the Executive or others. The amounts payable to the Executive will not be subject to any requirement of mitigation, nor, except as specifically provided otherwise in this Agreement, will they be offset or otherwise reduced by reason of the Executive's receipt of compensation from any source other than the Company. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses the Executive reasonably may incur, including the costs and expenses of any arbitration proceeding, as a result of any contest (regardless of the outcome) by the Executive, the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2) of the Internal Revenue Code, or any successor provision; provided that the Executive's claim is not determined by a court of competent jurisdiction or an arbitrator to be frivolous or otherwise entirely without merit.

        7. General Release and Waiver. In exchange for the consideration provided under this Agreement, the Executive agrees to sign a General Release and Waiver of age and other discrimination claims on a form provided by the Company at the time of separation.

        8.      Confidential Information.

                  (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company and their respective businesses, which shall have been obtained by the Executive during the Executive's employment/consulting arrangement by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment/consulting arrangement with the Company, the Executive shall not, without prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

                  (b) The Executive acknowledges that the Company will suffer damages incapable of ascertainment if any of the provisions of subsection
(a) are breached and that the Company will be irreparably damaged if the provisions of subsection (a) are not enforced. Therefore should any dispute arise with respect to the breach or threatened breach of subsection (a), the Executive agrees and consents that in addition to any remedies available to the Company, an injunction or restraining order or other equitable relief may be issued or ordered by a court of competent jurisdiction restraining any breach or threatened breach of

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subsection (a). The Executive agrees not to urge in any such action that an adequate remedy exists at law.

        9. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be determined and settled by arbitration to be held in Erie County, New York, pursuant to the commercial rules of the American Arbitration Association or any successor organization and before a panel of three arbitrators. Any award rendered shall be final, conclusive and binding on the parties.

        10.     Successors.

                  (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company and any successor to its business or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

        11.     Miscellaneous.

                  (a) All notices and other communications given pursuant to this Agreement shall be in writing and shall be deemed given only when (i) delivered by hand, (ii) transmitted by telex, telecopier or other form of electronic transmission (provided that a copy is sent at approximately the same time by first class mail), or (iii) received by the addressee, if sent by registered or certified mail, return receipt requested, or by Express Mail, Federal Express or other overnight delivery service, to the appropriate party at the address given below for such party (or to such other address designated by the party in writing and delivered to the other party pursuant to this Section).

                           If to the Executive:

                           _____________________
                           _____________________
                           _____________________

                           Telephone No.:___________________
                           Facsimile No.:___________________

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                           If to the Company:

                           CVF Technologies Corporation
                           8604 Main Street, Suite 1
                           Williamsville, New York 14221
                           (Attn: Chairman, President, and CEO)

                           With a copy to:

                           Hodgson Russ LLP
                           One M&T Plaza, Suite 2000
                           Buffalo, New York  14203-2391
                           Attn:  John J. Zak, Esq.
                           Telephone No.: 716-848-1376
                           Facsimile No.: 716-839-0349

                  (b) The Company shall deduct or withhold from salary/consulting fee payments, and from all other payments made to the Executive pursuant to this Agreement, all amounts that may be required to be deducted or withheld under any applicable law now in effect or that may become effective during the term of this Agreement (including, but not limited to social security contributions and income tax withholdings).

                  (c) With respect to any agreement between the Executive and the Company that provides for terms more favorable than this Agreement the Executive shall be entitled to the more favorable term, payment or benefit, without the Executive having to choose between the enforcement of either all this Agreement or all of that other agreement. The more favorable terms of that other agreement shall be deemed to be part of this Agreement, with respect to each such favorable term.

                  (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions and shall have no force or effect. Except as specifically referenced in this Agreement (including agreements referenced in (c) treated as specifically referenced in this Agreement), no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter, have been made by either party that are not expressly set forth in this Agreement. No provision of this Agreement may be waived, modified or amended, orally or by any course of conduct, unless such waiver, modification or amendment is set forth in a written agreement duly executed by the parties or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. The Executive's or the Company's failure to insist on strict compliance with any provision in any particular instance shall not be deemed to be a waiver of that provision or any other provision.

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         IN WITNESS WHEREOF, the Executive has set his or her hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above.

                                      CVF TECHNOLOGIES CORPORATION

                                      By:_______________________________________
                                         Name:
                                         Title:

                                      EXECUTIVE
                                      __________________________________________
                                      Name:

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